UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 18, 2020

(Date of earliest event reported)

INVESCO EXCHANGE-TRADED SELF-INDEXED FUND TRUST

(Exact name of registrant as specified in its charter)

811-23304

(Commission file number)

3500 Lacey Road, Suite 700, Downers Grove, Illinois 60515

(Address of principal executive offices)

(800) 983-0903

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 18, 2020, the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) provided written notice to Invesco Exchange-Traded Self-Indexed Fund Trust (the “Trust”) that it is not in compliance with the continued listing standard set forth in Nasdaq Listing Rule 5705(b)(9)(B)(i)(c) with respect to a series of the Trust. Listing Rule 5705(b)(9)(B)(i)(c) requires that, in order to comply with Nasdaq continued listing standards, a listed company (such as a series of the Trust) must maintain a minimum of 50 beneficial shareholders following the initial twelve-month period after commencement of trading on Nasdaq of a series of Index Fund Shares. Invesco RAFITM Strategic Developed ex-US Small Company ETF (Nasdaq Symbol: ISDS) (the “Fund”), a series of the Trust, was reported to have less than 50 beneficial shareholders as of February 11, 2020.

In accordance with Nasdaq procedures, the Trust may submit a written response to the Staff outlining the Trust’s plan to regain compliance with Listing Rule 5705(b)(9)(B)(i)(c). The Trust intends to submit such a response in a timely manner. If the Staff accepts the Trust’s plan to regain compliance, the Staff will grant an extension of up to 180 calendar days from the date of the Staff’s letter (February 18, 2020) for the Trust to evidence compliance (the “Extension Date”). In order for the Fund to regain compliance, the Trust will be required to demonstrate that it has at least 50 beneficial shareholders as of the Extension Date. If the Trust is unable to demonstrate that the Fund has at least 50 beneficial shareholders as of the Extension Date, the Staff may de-list the Fund. Alternatively, if the Trust does not submit the written response outlining its plan to regain compliance, or if the Staff does not accept the Trust’s plan to regain compliance, the Staff may de-list the Fund.

Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements may include words such as “intend,” “anticipate,” “believe,” “may” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future performance or other events. Such forward-looking statements are subject to certain risks and uncertainties, including whether the Fund is able to regain compliance with the Nasdaq continued listing standards, whether the Fund is able to avoid potential de-listing, and other factors disclosed by the Trust from time to time in its filings with the Securities Exchange Commission. As a result of these factors, the Trust’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, the Trust disclaims any obligation to publicly update such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVESCO EXCHANGE-TRADED SELF-INDEXED FUND TRUST

By:	/s/ Adam Henkel
Name:	Adam Henkel
Title:	Assistant Secretary

Date: February 21, 2020